Proxy Results
At a special meeting of shareholders initially held on October 4 2007 the shareholders of the Funds voted on whether to approve a new investment advisory agreement between Rydex Series Funds and Padco Advisors Inc.
A description of the number of shares voted is as follows:

 Shares Shares Shares
Fund For Against Abstain
Nova Fund  3163062 101003 229936
S&P 500 Fund  295816 8647 22973
Inverse S&P 500 Strategy Fund  4806169 229252 214166
OTC Fund  27570411 878257 1964604
Inverse OTC Strategy Fund  2734357 142495 183319
Mid-Cap 1.5x Strategy Fund  476156 22055 44007
Inverse Mid-Cap Strategy Fund  125396 14811 6431
Russell 2000 1.5x Strategy Fund  702981 29024 43418
Russell 2000 Fund  92656 24115 1004
Inverse Russell 2000 Strategy Fund  1308673 60090 91630
Government Long Bond 1.2x Strategy Fund  4751180 49721 199783
Inverse Government Long Bond Strategy Fund 12909255 683710 795843 High Yield Strategy Fund 74211 0 388
Inverse High Yield Strategy Fund 222239 2233 8164
Europe 1.25x Strategy Fund  1788988 28515 66212
Small-Cap Value Fund  153215 2934 2190
Mid-Cap Value Fund  368445 17247 22909
Large-Cap Value Fund  500488 14911 12824
Small-Cap Growth Fund  150345 1248 1072
Mid-Cap Growth Fund  467044 8679 5281
Large-Cap Growth Fund  1368958 46355 47325
U.S. Government Money Market Fund  649031153 21984886 38605738
Essential Portfolio Conservative Fund 510139 7254 29231
Essential Portfolio Moderate Fund 2042428 61742 167979
Essential Portfolio Aggressive Fund 1539830 52095 116785
Banking Fund 535251 7960 13844
Basic Materials Fund   1753112 42569 91329
Biotechnology Fund 1435161 70100 79330
Consumer Products Fund   824062 1321 1816
Electronics Fund   935012 18220 36573
Energy Fund 2360951 100410 112744
Energy Services Fund 1666599 63005 90843
Financial Services Fund   527241 14731 11979
Health Care Fund   1832241 16675 26494
Internet Fund   122553 3049 1915
Leisure Fund   123722 3385 5138
Precious Metals Fund   1531560 116180 59947
Retailing Fund 319928 7331 10811
Technology Fund 1808881 58950 75681
Telecommunications Fund   1655490 15300 46989
Transportation Fund 223682 3470 16064
Utilities Fund   497657 14235 49699
Multi-Cap Core Equity Fund  1921467 92938 109304
Sector Rotation Fund  9472436 369538 743388
Absolute Return Strategies Fund  6220345 160607 308058
Commodities Strategy Fund  1345565 22341 50094
Hedged Equity Fund  1001788 22173 50020
Managed Futures Strategy Fund 3182571 86986 150411
Real Estate Fund  226239 316 158
Strengthening Dollar 2x Strategy Fund  526508 11307 30283
Weakening Dollar 2x Strategy Fund  2067788 99919 219499